Exhibit 23.1

                    Consent of Independent Public Accountants

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 25, 1999 incorporated by reference in SunTrust Banks, Inc.'s Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.



/s/ ARTHUR ANDERSEN LLP



Atlanta, Georgia
November 22, 1999